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                FIRST AMENDMENT TO REVISED AGREEMENT

     THIS FIRST AMENDMENT TO REVISED AGREEMENT is made this 18th day of January, 1996 by and between Spec's Music, Inc. ("Spec's"), a Florida corporation, and Barry Gibbons d/b/a/ Festina ("Gibbons").

     WHEREAS, pursuant to a revised agreement dated January 1, 1996 (the "Agreement"), Spec's retained the services of Gibbons as an independent contractor; and

     WHEREAS, Spec's and Gibbons have determined that there was a typographical error in the Agreement and wish to correct it.

     NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement, and for other valuable consideration acknowledged by each party to be satisfactory, the parties hereto agree as follows:

     1. Section 6(a) of the Agreement, "Grant of Options," is hereby amended by deleting the first sentence in such section and replacing it with the following sentence:

          Spec's shall grant to Gibbons options (the"Options") to purchase, in accordance with and subject to the terms and conditions of this Section, which shall be deemed to be an employee benefit plan for security law purposes, the sum of 261,766 shares of its common stock, par value
          $.01 per share (the "Shares") at the per Share exercise price of $1.125.

     IN WITNESS WHEREOF, each party has executed this First Amendment to Agreement on the date first above written.



                                        /s/ Barry Gibbons
                                   -----------------------------
                                   Barry Gibbons d/b/a Festina


                                   SPEC'S MUSIC, INC.


                                   By: /s/ Ann Lieff, President
                                   ----------------------------
                                   Ann Lieff, President